EXHIBIT 99.2
CONSOLIDATED BALANCE SHEETS                        U S WEST COMMUNICATIONS, INC.
                                                     (Telephone Operations Only)

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                                        December 31,     December 31,
In millions                                 1999           1998
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ASSETS
Current assets:
 Cash and cash equivalents               $        61     $        68
 Accounts receivable, net                      1,811           1,619
 Inventories and supplies                        211             154
 Deferred tax asset                              154             113
 Prepaid and other                                95              61

   Total current assets                        2,332           2,015

Property, plant and equipment - net           16,049          14,681
Other assets - net                             1,597             882

   Total assets                          $    19,978     $    17,578


LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
 Short-term debt                         $     1,684     $       789
 Accounts payable                              1,721           1,411
 Accrued expenses                              1,560           1,383
 Advance billings and deposits                   343             326

   Total current liabilities                   5,308           3,909

Long-term debt                                 5,408           5,154
Postretirement and other postemployment
 benefit obligations                           2,462           2,458
Deferred taxes, credits and other              2,080           1,594

Stockholder's equity                           4,720           4,463

   Total liabilities and
    stockholder's equity                 $    19,978     $    17,578
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